Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. 4th Quarter 2012 Results

Denver, Colorado, February 14, 2013 – DaVita HealthCare Partners Inc. (NYSE: DVA) today announced results for the quarter and year ended December 31, 2012. Adjusted net income attributable to DaVita HealthCare Partners Inc. for the quarter ended December 31, 2012 was $173.3 million, or $1.68 per share, excluding transaction expenses associated with the acquisition of HealthCare Partners Holdings, LLC (HCP), debt refinancing charges and expenses associated with a legal settlement, which net of related tax impacts totaled $17.5 million, or $0.17 per share. Net income attributable to DaVita HealthCare Partners Inc. for the quarter ended December 31, 2012 including these items was $155.8 million, or $1.51 per share.

Adjusted net income attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2012 was $612.4 million, or $6.25 per share, excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges and a legal settlement and related expenses, which net of related tax impacts totaled $76.4 million, or $0.78 per share. Net income attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2012 including these items was $536.0 million, or $5.47 per share.

Net income attributable to DaVita HealthCare Partners Inc. for the quarter and year ended December 31, 2011 was $148.1 million and $492.4 million, or $1.56 per share and $5.11 per share, respectively, for which the year ended December 31, 2011 amounts exclude an after-tax non-cash goodwill impairment charge totaling approximately $14.4 million, or $0.15 per share. Net income attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2011 including this item was $478.0 million, or $4.96 per share.

Financial and operating highlights include:

•

Cash Flow: For the year ended December 31, 2012, operating cash flow was $1,101 million and free cash flow was $715 million. For the three months ended December 31, 2012, operating cash flow was $200 million and free cash flow was $83 million. For a definition of free cash flow see Note 4 to the reconciliations of non-GAAP measures.

•

Operating Income: Adjusted operating income for the quarter ended December 31, 2012 was $408 million, excluding the transaction expenses associated with the acquisition of HCP of $13 million and expenses associated with a legal settlement of $7 million. Operating income for the quarter ended December 31, 2012 including these items was $388 million.

Adjusted operating income for the year ended December 31, 2012 was $1,414 million, excluding transactions expenses associated with the acquisition of HCP of $31 million and a legal settlement and related expenses of $86 million. Operating income for the year ended December 31, 2012 including these items was $1,297 million.

Operating income for the quarter and year ended December 31, 2011 was $330 million and $1,155 million, respectively.

•

Adjusted Diluted Net Income Per Share: Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for the quarter ended December 31, 2012, excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges, expenses associated with a legal settlement and amortization of intangible assets associated with acquisitions, which net of related tax impacts totaled $35.0 million, was $1.85 per share.

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2012, excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges, a legal settlement and related expenses, and the amortization of intangible assets associated with acquisitions, which net of related tax impacts totaled $105.4 million, was $6.55 per share.

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for the quarter ended December 31, 2011, excluding after-tax amortization of intangible assets associated with acquisitions totaling $3.7 million, was $1.60 per share.

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. for the year ended December 31, 2011, excluding a goodwill impairment charge and the amortization of intangible assets associated with acquisitions, which net of related tax impacts totaled $28.2 million, was $5.25 per share.

•

Volume: Total U.S. dialysis treatments for the fourth quarter of 2012 were 5,736,776, or 72,161 treatments per day, representing a per day increase of 9.1% over the fourth quarter of 2011. Non-acquired treatment growth in the quarter was 4.7% over the prior year’s fourth quarter. Our normalized non-acquired treatment growth in the quarter was 4.4% over the prior year’s fourth quarter.

•

Effective Tax Rate: Our effective tax rate was 34.7% and 35.9% for the quarter and year ended December 31, 2012, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita HealthCare Partners Inc. was 38.5% and 40.1% for the quarter and year ended December 31, 2012, respectively. We expect our 2013 effective tax rate attributable to DaVita HealthCare Partners Inc. to be in the range of 39.5% to 40.5%.

•

Acquisition: On November 1, 2012 we completed our acquisition of HCP pursuant to an Agreement and Plan of Merger dated May 20, 2012, as amended, whereby HCP became a wholly-owned subsidiary of DaVita Inc. For further details regarding this transaction, see our report on Form 8-K filed with the SEC on November 1, 2012. The operating results of HCP, are included in our consolidated financial results from November 1, 2012.

•

Debt Transactions: In conjunction with the acquisition of HCP, on November 1, 2012, we borrowed an additional $3,000 million under an amended Credit Agreement. The amended Credit Agreement consist of a new five year Term Loan A-3 facility in an aggregate principal amount of $1,350 million and a new seven year Term Loan B-2 facility in an aggregate principal amount of $1,650 million. The new Term Loan A-3 initially bears interest at LIBOR plus an interest rate margin of 2.50% subject to adjustment depending upon our leverage ratio and can range from 2.00% to 2.50%. The Term Loan A-3 matures in 2017. The Term Loan B-2 bears interest at LIBOR (floor at 1.00%) plus an interest rate margin of 3.00% and matures in 2019. In addition, we amended certain financial covenants and various other provisions of our Credit Agreement to provide operating and financial flexibility.

On August 28, 2012, we also issued $1,250 million of New Senior Notes. The New Senior Notes will pay interest on February 15 and August 15 of each year, beginning February 15, 2013. The New Senior Notes are unsecured senior obligations and rank equally to other unsecured senior indebtedness and are guaranteed by certain domestic subsidiaries of DaVita HealthCare Partners Inc.

We received total proceeds of $4,250 million from these additional borrowings, $3,000 million from the borrowings on the new Term Loan A-3 and new Term Loan B-2, and an additional $1,250 million from the New Senior Notes. We used a portion of the proceeds to finance the merger of HCP, pay-off the existing Term Loan A-2 outstanding principal balance and to pay-off a portion of HCP’s existing debt as well as to pay fees and expenses of approximately $71.8 million.

•

Dialysis Center Activity: As of December 31, 2012, we operated or provided administrative services at 1,954 outpatient dialysis centers located in the United States serving approximately 153,000 patients and 36 outpatient dialysis centers serving approximately 2,200 patients that are located in eight countries outside of the United States. During the fourth quarter of 2012, we acquired 22 dialysis centers and opened a total of 22 dialysis centers located in the United States. We also acquired 10 dialysis centers and opened two dialysis centers outside of the United States.

Outlook

Our consolidated operating income guidance for 2013 is still expected to be in the range of $1,750 million to $1,900 million including the operating results of HCP. Our operating income guidance for 2013 for our dialysis services and related ancillary businesses is expected to be in the range of $1,350 million to $1,450 million and our operating income guidance for 2013 for HCP is expected to be in the range of $400 million to $450 million. We also expect our consolidated operating cash flows for 2013 to be in the range of $1,350 million to $1,500 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the fourth quarter ended December 31, 2012 on February 14, 2013 at 12:30 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, within the meaning of the federal securities laws, including statements related to our guidance and expectations for our 2013 operating income, our 2013 operating cash flows and our 2013 effective tax rate attributable to DaVita HealthCare Partners Inc. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2011, and our subsequent quarterly and annual reports and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•

the concentration of profits generated by, the continued downward pressure on average realized payment rates from, and a reduction in the number of patients under higher-paying commercial payor plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our continued compliance with complex government regulations, and current or potential investigations by various government entities and related government or private-party proceedings,

•

our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•

our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire, or to expand our operations and services to markets outside the United States,

•	risks arising from the use of accounting estimates in our financial statements.

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates and future regulations may negatively impact HCP’s revenue and profitability,

•

the risk that HCP may not be able to successfully establish a presence in new geographic regions, or successfully address competitive threats that could reduce its profitability, the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Patient service revenues	$1,929,802	$1,715,818	$7,351,900	$6,470,540
Less: Provision for uncollectible accounts	(67,950)	(51,714)	(235,218)	(190,234)

Net patient service revenues	1,861,852	1,664,104	7,116,682	6,280,306
HCP capitated revenues	419,431	—	419,431	—
Other revenues	196,570	130,221	650,167	451,500

Total net operating revenues	2,477,853	1,794,325	8,186,280	6,731,806

Operating expenses and charges:
Patient care costs	1,702,763	1,201,387	5,578,853	4,633,620
General and administrative	278,469	192,019	894,575	684,715
Depreciation and amortization	109,278	72,387	341,969	264,225
Provision for uncollectible accounts	805	1,019	4,339	3,309
Equity investment income	(8,063)	(2,221)	(16,377)	(8,776)
Legal settlement and related expenses	6,545	—	85,837	—

Total operating expenses and charges	2,089,797	1,464,591	6,889,196	5,577,093

Operating income	388,056	329,734	1,297,084	1,154,713
Debt expense	(98,032)	(61,750)	(288,554)	(241,090)
Debt refinancing charges	(8,901)	—	(10,963)	—
Other income	1,039	787	3,737	2,982

Income from continuing operations before income taxes	282,162	268,771	1,001,304	916,605
Income tax expense	97,902	91,552	359,845	325,292

Income from continuing operations	184,260	177,219	641,459	591,313
Discontinued operations:
Loss from operations of discontinued operations, net of tax	(460)	(19)	(222)	(13,162)
Loss on disposal of discontinued operations, net of tax	—	(1,068)	—	(4,756)

Net income	183,800	176,132	641,237	573,395
Less: Net income attributable to noncontrolling interests	(27,961)	(28,009)	(105,220)	(95,394)

Net income attributable to DaVita HealthCare Partners Inc.	$155,839	$148,123	$536,017	$478,001

Earnings per share:
Basic income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$1.55	$1.60	$5.58	$5.25

Basic net income per share attributable to DaVita HealthCare Partners Inc.	$1.54	$1.59	$5.58	$5.05

Diluted income from continuing operations per share attributable to DaVita HealthCare Partners Inc.	$1.51	$1.57	$5.47	$5.14

Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$1.51	$1.56	$5.47	$4.96

Weighted average shares for earnings per share:
Basic	101,107,780	93,485,001	96,017,939	94,658,027

Diluted	103,470,985	94,968,029	97,971,080	96,532,110

Amounts attributable to DaVita HealthCare Partners Inc.:
Income from continuing operations	$156,283	$149,235	$536,236	$496,182
Discontinued operations	(444)	(1,112)	(219)	(18,181)

Net income	$155,839	$148,123	$536,017	$478,001

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(dollars in thousands)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Net income	$183,800	$176,132	$641,237	$573,395

Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate swap and cap agreements:
Unrealized losses on interest rate swap and cap agreements	(100)	(1,210)	(6,204)	(29,049)
Less: Reclassifications of net swap and cap agreements realized losses into net income	2,543	2,597	10,130	9,721
Unrealized gains (losses) on investments:
Unrealized gains (losses) on investments	155	(15)	1,541	(602)
Less: Reclassification of net investment realized gains into net income	—	—	(75)	(57)
Foreign currency translation adjustments	388	—	(1,205)	—

Other comprehensive income (loss)	2,986	1,372	4,187	(19,987)

Total comprehensive income	186,786	177,504	645,424	553,408
Less: Comprehensive income attributable to the noncontrolling interests	(27,961)	(28,009)	(105,220)	(95,394)

Comprehensive income attributable to DaVita HealthCare Partners Inc.	$158,825	$149,495	$540,204	$458,014

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Year ended December 31,
	2012	2011
Cash flows from operating activities:
Net income	$641,237	$573,395
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	343,908	267,315
Stock-based compensation expense	45,384	48,718
Tax benefits from stock award exercises	88,964	38,199
Excess tax benefits from stock award exercises	(62,036)	(20,834)
Deferred income taxes	43,765	53,438
Equity investment income, net	3,384	354
Other non-cash charges	30,390	20,329
Goodwill impairment charge	—	24,000
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(63,673)	(88,848)
Inventories	4,052	10,270
Other receivables and other current assets	51,730	53,697
Other long-term assets	(1,775)	2,039
Accounts payable	40,878	84,400
Accrued compensation and benefits	18,476	77,074
Other current liabilities	27,083	(51,979)
Income taxes	(129,948)	77,418
Other long-term liabilities	19,029	11,061

Net cash provided by operating activities	1,100,848	1,180,046

Cash flows from investing activities:
Additions of property and equipment, net	(550,146)	(400,156)
Acquisitions	(4,294,077)	(1,077,442)
Proceeds from asset sales	3,559	75,183
Purchase of investments available-for-sale	(3,935)	(5,971)
Purchase of investments held-to-maturity	(7,418)	(37,628)
Proceeds from sale of investments available-for-sale	7,211	1,149
Proceeds from maturities of investments held-to-maturity	14,530	47,695
Purchase of equity investments and other assets	(2,182)	(2,398)
Distributions received on equity investments	8	340

Net cash used in investing activities	(4,832,450)	(1,399,228)

Cash flows from financing activities:
Borrowings	43,248,175	36,395,105
Payments on long-term debt	(39,286,027)	(36,249,584)
Interest rate cap premiums and other deferred financing costs	(57,241)	(17,861)
Purchase of treasury stock	—	(323,348)
Distributions to noncontrolling interests	(113,504)	(100,653)
Stock award exercises and other share issuances, net	6,647	11,316
Excess tax benefits from stock award exercises	62,036	20,834
Contributions from noncontrolling interests	37,395	21,010
Proceeds from sales of additional noncontrolling interests	1,664	9,687
Purchases from noncontrolling interests	(26,761)	(13,689)

Net cash used in financing activities	3,872,384	(247,183)
Effect of exchange rate changes on cash and cash equivalents	(786)	—

Net increase (decrease) in cash and cash equivalents	139,996	(466,365)
Cash and cash equivalents at beginning of year	393,752	860,117

Cash and cash equivalents at end of year	$533,748	$393,752

DAVITA HEALTHCARE PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	December 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$533,748	$393,752
Short-term investments	7,138	17,399
Accounts receivable, less allowance of $245,122 and $250,343	1,437,303	1,195,163
Inventories	78,126	75,731
Other receivables	265,671	281,468
Other current assets	201,572	49,349
Income tax receivable	55,454	—
Deferred income taxes	324,282	280,382

Total current assets	2,903,294	2,293,244
Property and equipment, net	1,872,370	1,432,651
Amortizable intangibles, net	2,127,778	159,491
Equity investments	35,150	27,325
Long-term investments	59,341	9,890
Other long-term assets	80,194	34,231
Goodwill	8,964,969	4,946,976

	$16,043,096	$8,903,808

LIABILITIES AND EQUITY
Accounts payable	$414,143	$289,653
Other liabilities	563,365	328,607
Accrued compensation and benefits	566,911	421,735
Medical payables	261,964	—
Current portion of long-term debt	227,791	87,345
Income tax payable	—	37,412

Total current liabilities	2,034,174	1,164,752
Long-term debt	8,326,534	4,417,624
Other long-term liabilities	443,743	132,006
Alliance and product supply agreement, net	14,657	19,987
Deferred income taxes	715,248	423,098

Total liabilities	11,534,356	6,157,467
Commitments and contingencies
Noncontrolling interests subject to put provisions	580,692	478,216
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 105,498,575 and 93,641,363 shares outstanding)	135	135
Additional paid-in capital	1,208,800	596,300
Retained earnings	3,731,835	3,195,818
Treasury stock, at cost (29,363,708 and 41,220,920 shares)	(1,162,336)	(1,631,694)
Accumulated other comprehensive loss	(15,297)	(19,484)

Total DaVita HealthCare Partners Inc. shareholders’ equity	3,763,137	2,141,075
Noncontrolling interests not subject to put provisions	164,911	127,050

Total equity	3,928,048	2,268,125

	$16,043,096	$8,903,808

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2012
	December 31, 2012	September 30, 2012	December 31, 2011
1. Consolidated Financial Results:
Consolidated net revenues	$2,478	$1,946	$1,794	$8,186
Operating income	$388.1	$340.9	$329.7	$1,297.1
Operating income excluding transaction expenses associated with the acquisition of HCP and the legal settlement and related expenses(1)	$407.6	$343.5	$329.7	$1,413.7
Operating income margin	15.7%	17.5%	18.4%	15.8%
Operating income margin excluding transaction expenses associated with the acquisition of HCP and the legal settlement and related expenses(1)	16.4%	17.7%	18.4%	17.3%
Net income attributable to DaVita HealthCare Partners Inc.	$155.8	$144.7	$148.1	$536.0
Net income attributable to DaVita HealthCare Partners Inc. excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges and legal settlement and related expenses, which are all net of related tax(1)	$173.3	$147.5	$148.1	$612.4
Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$1.51	$1.50	$1.56	$5.47
Diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges and legal settlement and related expenses, which are all net of related tax(1)	$1.68	$1.53	$1.56	$6.25
2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	11.2%	10.2%	10.7%	10.9%
Consolidated effective tax rate	34.7%	36.4%	34.1%	35.9%
Consolidated effective tax rate attributable to DaVita HealthCare Partners Inc.(1)	38.5%	40.5%	38.0%	40.1%

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2012
	December 31, 2012	September 30, 2012	December 31, 2011
3. Segment Financial Results: (dollar amounts rounded to nearest million)
Net revenues
Dialysis and related lab services patient service revenues	$1,894	$1,842	$1,717	$7,317
Less: Provision for uncollectible accounts	(66)	(60)	(52)	(234)

Dialysis and related lab services net patient service revenues	1,828	1,782	1,665	7,083
Other revenues	3	3	3	12

Total net dialysis and related lab services revenues	1,831	1,785	1,668	7,095

HCP capitated revenues	419	—	—	419
Patient service revenues, less provision for uncollectible accounts of $2	34	—	—	34
Other revenue	24	—	—	24

Total net HCP revenues	477	—	—	477

Other – Ancillary services and strategic initiatives	173	163	129	625
Other – Ancillary services and strategic initiatives net patient service revenues (related to international dialysis operations and a vascular access clinic)	5	5	3	17

Total net ancillary services and strategic initiatives revenues	178	168	132	642

Total net segment revenues	2,486	1,953	1,800	8,214
Elimination of intersegment revenues	(8)	(7)	(6)	(28)

Total net consolidated revenues	$2,478	$1,946	$1,794	$8,186

Operating Income
Dialysis and related lab services operating income	$362	$367	$356	$1,379
HCP operating income	67	—	—	67
Other – Ancillary services and strategic initiatives, including international dialysis operations operating losses	(15)	(13)	(14)	(66)

Total segment operating income	414	354	342	1,380
Reconciling items:
Corporate support and related stock-based compensation	(13)	(12)	(12)	(52)
Transaction expenses	(13)	(1)	—	(31)

Consolidated operating income	$388	$341	$330	$1,297

4. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	5,736,776	5,550,645	5,227,167	22,053,597
Number of treatment days	79.5	78.0	79.0	313.5
Treatments per day	72,161	71,162	66,167	70,346
Per day year over year increase	9.1%	12.3%	12.4%	12.3%
Non-acquired growth year over year	4.7%	4.4%	4.4%	4.8%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$330.16	$331.93	$328.54	$331.77
Per treatment decrease from previous quarter	(0.5%)	(0.2%)	(1.6%)	—
Per treatment increase (decrease) from previous year	0.5%	(0.6%)	(0.8%)	0.4%
Percent of net consolidated revenues	73.7%	91.5%	92.8%	86.4%

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2012
	December 31, 2012	September 30, 2012	December 31, 2011
4. Dialysis and Related Lab Services Business Metrics:
Expenses
Patient care costs
Percent of total segment operating revenues	66.6%	66.5%	65.4%	66.3%
Per treatment	$212.52	$214.04	$208.89	$213.18
Per treatment (decrease) increase from previous quarter	(0.7%)	0.1%	(3.2%)	—
Per treatment increase (decrease) from previous year	1.7%	(0.9%)	(7.2%)	(2.0%)
General and administrative expenses
Percent of total segment operating revenues	8.9%	8.6%	9.1%	8.9%
Per treatment	$28.41	$27.71	$29.12	$28.51
Per treatment increase (decrease) from previous quarter	2.5%	(2.0%)	9.4%	—
Per treatment (decrease) increase from previous year	(2.4%)	4.1%	7.9%	2.7%
Accounts receivable
Net receivables	$1,169	$1,200	$1,150
DSO	59	62	64
Provision for uncollectible accounts as a percentage of net revenues	3.50%	3.25%	3.00%	3.20%
5. HCP Business Metrics:
Capitated membership
Total	723,999	—	—	723,999
Member months	1,422,560	—	—	1,422,560
Operating revenues by sources(5)
Commercial revenues	$112	$—	$—	$112
Senior revenues	298	—	—	298
Medicaid revenues	9	—	—	9

Total capitated revenues	419	—	—	419
Patient service revenues, less provision for uncollectible accounts	34	—	—	34
Other revenue	24	—	—	24

Total net operating revenues	$477	$—	$—	$477

Other
Total care dollars under management(1)	$614	—	—	$614
Ratio of operating income to total care dollars under management	10.9%	—	—	10.9%
Full time clinicians	1,079	—	—	1,079
IPA primary care physicians	1,806	—	—	1,806
Expenses
Patient care costs(5)
Total patient care costs	$339.4	—	—	$339.4
Percent of total segment net revenues	71.1%	—	—	71.1%
General and administrative expenses	$51.5	—	—	$51.5
Percent of total segment net revenues	10.8%	—	—	10.8%

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Year ended December 31, 2012
	December 31, 2012	September 30, 2012	December 31, 2011
6. Cash Flow:
Operating cash flow	$200.2	$366.6	$150.7	$1,100.8
Operating cash flow, last twelve months	$1,100.8	$1,051.3	$1,180.0
Free cash flow(1)	$82.6	$271.4	$32.1	$715.3
Free cash flow, last twelve months(1)	$715.3	$664.8	$855.0
Capital expenditures:
Routine maintenance/IT/other	$86.1	$63.7	$85.3	$272.0
Development and relocations	$85.1	$64.7	$63.1	$278.2
Acquisition expenditures	$3,875.0	$72.3	$150.3	$4,294.1
7. Debt and Capital Structure:
Total debt(3)	$8,576	$5,745	$4,513
Net debt, net of cash and cash equivalents at December 31, 2012(3)	$8,042	$4,094	$4,119
Leverage ratio (see calculation on page 12)	3.5x	2.6x	2.7x
Overall weighted average effective interest rate during the quarter	4.93%	5.31%	5.27%
Overall weighted average effective interest rate at end of the quarter	4.73%	5.38%	5.27%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.02%	4.61%	4.61%
Fixed and economically fixed interest rates as a percentage of our total debt(4)	45%	66%	57%
8. Clinical: (quarterly averages)
Dialysis adequacy —% of patients with Kt/V > 1.2 at the end of the quarter	98%	98%	97%
Dialysis patients with arteriovenous fistulas placed	71%	71%	69%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenues are comprised of the dialysis and related lab services business, HCP’s business and other ancillary services and strategic initiatives, and in case of general and administrative expenses, includes other certain corporate support and related stock-based compensation and transaction expenses associated with the acquisition of HCP.
(3)	The reported balance sheet amounts at December 31, 2012, September 30, 2012 and December 31, 2011, are net of $21.5 million, $6.6 million and $7.8 million, respectively, of debt discounts associated with our Term Loan B-2, Term Loan B and our Term Loan A-2.
(4)	The Term Loan B and Term Loan B-2 are subject to LIBOR floors of 1.50% and 1.00%, respectively. Because LIBOR, for all periods presented above, was lower than either of these embedded LIBOR floors, the interest rates on the Term Loan B and the Term Loan B-2 are set at their respective floors. At such time as the LIBOR-based component of our interest rate exceeds 1.50% on the Term Loan B and 1.00% on the Term Loan B-2, we will then be subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B-2, as well as for the Term Loan B, but limited to a maximum rate of 4.00% on $1.25 billion of outstanding principal debt on the Term Loan B. The remaining $465 million outstanding principal balance of the Term Loan B is subject to LIBOR-based interest rate volatility above a floor of 1.50%.
(5)	Operating results of HCP are included for the period November 1, 2012 through December 31, 2012.

DAVITA HEALTHCARE PARTNERS INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Year ended December 31, 2012
Net income attributable to DaVita HealthCare Partners Inc.	$536,017
Income taxes	360,040
Interest expense and debt refinancing charges	280,000
Depreciation and amortization	343,646
Noncontrolling interests and equity investment income, net	108,604
Stock-based compensation	45,384
Other (primarily pro-forma EBITDA on acquisitions)	658,651

“Consolidated EBITDA”	$2,332,342

December 31, 2012
Total debt, excluding debt discount of $21.5 million	$8,575,870
Letters of credit issued	116,139

8,692,009
Less: Cash and cash equivalents	(533,748)

Consolidated net debt	$8,158,261

Last twelve months “Consolidated EBITDA”	$2,332,342

Leverage ratio	3.5x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 5.00 to 1.00 as of December 31, 2012. At that date the Company’s leverage ratio did not exceed 5.00 to 1.00.

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income and diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges, legal settlement and related expenses and a non-cash goodwill impairment charge, which are all net of related tax.

We believe that net income attributable to DaVita HealthCare Partners Inc. excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges, legal settlement and related expenses and a non-cash goodwill impairment charge, which are all net of related tax, enhances a user’s understanding of our normal net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share attributable to DaVita HealthCare Partners Inc. for these periods by providing a measure that is meaningful because it excludes an unusual amount of transaction expenses associated with the acquisition of HCP, debt refinancing charges related to the amendment of our credit agreement and the repayment of our Term Loan A-2, an unusual charge for a legal settlement that we reached to settle federal program claims relating to our historical Epogen practices and also excludes a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business in 2011 and accordingly, is more comparable to prior periods and indicative of consistent net income attributable to DaVita HealthCare Partners Inc. and diluted net income per share to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted earnings per share attributable to DaVita HealthCare Partners Inc.

Net income attributable to DaVita HealthCare Partners Inc. excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges, legal settlement and related expenses and a non-cash goodwill impairment charge, which are all net of related tax:

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income attributable to DaVita HealthCare Partners Inc.	$155,839	$144,721	$148,123	$536,017	$478,001
Add:
Transaction expenses associated with the acquisition of HCP	12,982	1,335	—	30,753	—
Debt refinancing charges	8,901	2,062	—	10,963	—
Legal settlement and related expenses	6,545	1,292	—	85,837	—
Non-cash goodwill impairment charge	—	—	—	—	24,000
Less: Related income tax	(10,945)	(1,899)	—	(51,149)	(9,600)

	$173,322	$147,511	$148,123	$612,421	$492,401

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

Diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding transaction expenses associated with the acquisition of HCP, debt refinancing charges, legal settlement and related expenses and a non-cash goodwill impairment charge, which are all net of related tax:

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Diluted net income per share attributable to DaVita HealthCare Partners Inc.	$1.51	$1.50	$1.56	5.47	$4.96
Add:
Transaction expenses associated with the acquisition of HCP	0.08	0.01	—	0.19	—
Debt refinancing charges	0.05	0.01	—	0.07	—
Legal settlement and related expenses	0.04	0.01	—	0.52	—
Non-cash goodwill impairment charge	—	—	—	—	0.15

	$1.68	$1.53	$1.56	$6.25	$5.11

In addition, we have also excluded amortization of intangible assets associated with acquisitions from our adjusted net income attributable to DaVita HealthCare Partners Inc. and from our adjusted diluted earnings per share attributable to DaVita HealthCare Partners Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing an accurate reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the remeasurement of acquired intangible assets associated with our acquisitions to fair value, and accordingly is indicative of consistent net income attributable to DaVita HealthCare Partners Inc. and diluted earnings per share attributable to DaVita HealthCare Partners Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income attributable to DaVita HealthCare Partners Inc. and diluted earnings per share attributable to DaVita HealthCare Partners Inc.

Adjusted net income and adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc. excluding the amortization of intangible assets associated with acquisitions:

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Adjusted net income attributable to DaVita HealthCare Partners Inc.	$173,322	$147,511	$148,123	$612,421	$492,401
Add: Amortization of intangible assets associated with acquisitions	28,448	6,729	6,023	48,362	23,028
Related income tax	(10,953)	(2,725)	(2,289)	(19,393)	(9,211)

Total	$190,817	$151,515	$151,857	$641,390	$506,218

Adjusted diluted net income per share attributable to DaVita HealthCare Partners Inc.	$1.68	$1.53	$1.56	$6.25	$5.11
Add: Amortization of intangible assets associated with acquisitions, net of tax	0.17	0.04	0.04	0.30	0.14

Total adjusted diluted net income per share	$1.85	$1.57	$1.60	$6.55	$5.25

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Operating income excluding pre-tax transaction expenses related to the acquisition of HCP and a pre-tax legal settlement and related expenses.

We believe that operating income excluding pre-tax transaction expenses associated with the acquisition of HCP and a pre-tax legal settlement and related expenses enhances a user’s understanding of our normal operating income for these periods by providing a measure that is meaningful because it excludes an unusual amount of transaction expenses associated with the acquisition of HCP, an unusual charge for a legal settlement that was reached to settle federal program claims relating to our historical Epogen practices and accordingly, is more comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under GAAP and should not be considered as an alternative to operating income.

Operating income excluding pre-tax transaction expenses associated with the acquisition of HCP and a pre-tax legal settlement and related expenses:

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Dialysis and related lab services and ancillary services operating income	$321,126	$340,885	$329,734	$1,230,154	$1,154,713
Add:
Transactions expenses associated with the acquisition of HCP	12,982	—	—	12,982	—
Legal settlement and related expenses	6,545	—	—	84,545	—

Adjusted dialysis and related lab services and ancillary services operating income per guidance	340,653	340,885	329,734	1,327,681	1,154,713
Transaction expenses associated with the acquisition of HCP for the nine months ended September 30, 2012	—	1,335	—	17,771	—
Legal settlement and related expenses	—	1,292	—	1,292	—

Adjusted dialysis and related lab services and ancillary services operating income	340,653	343,512	329,734	1,346,744	1,154,713
HCP’s operating income	66,930	—	—	66,930	—

Adjusted operating income	$407,583	$343,512	$329,734	$1,413,674	$1,154,713

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita HealthCare Partners Inc. enhances an investor’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is meaningful to an investor to fully understand the related income tax effects on DaVita HealthCare Partners Inc.’s operating results. This is not a measure under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita HealthCare Partners Inc. is as follows:

	Three months ended			Year ended December 31, 2012
	December 31, 2012	September 30, 2012	December 31, 2011
Income from continuing operations before income taxes	$282,162	$271,210	$268,771	$1,001,304

Income tax expense	$97,902	$98,647	$91,552	$359,845

Effective income tax rate	34.7%	36.4%	34.1%	35.9%

	Three months ended			Year ended December 31, 2012
	December 31, 2012	September 30, 2012	December 31, 2011
Income from continuing operations before income taxes	$282,162	$271,210	$268,771	$1,001,304
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(28,036)	(27,954)	(28,128)	(105,923)

Income before income taxes attributable to DaVita HealthCare Partners Inc.	$254,126	$243,256	$240,643	$895,381

Income tax expense	97,902	98,647	$91,552	$359,845
Less: Income tax attributable to noncontrolling interests	(75)	(125)	(119)	(703)

Income tax attributable to DaVita HealthCare Partners Inc.	$97,827	$98,522	$91,433	$359,142

Effective income tax rate attributable to DaVita HealthCare Partners Inc.	38.5%	40.5%	38.0%	40.1%

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Free cash flow

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita HealthCare Partners Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Year ended December 31, 2012
	December 31, 2012	September 30, 2012	December 31, 2011
Cash provided by operating activities	$200,235	$366,634	$150,659	$1,100,848
Less: Distributions to noncontrolling interests	(31,526)	(31,500)	(33,245)	(113,504)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	168,709	335,134	117,414	987,344
Less: Expenditures for routine maintenance and information technology	(86,065)	(63,718)	(85,304)	(271,995)

Free cash flow	$82,644	$271,416	$32,110	$715,349

	Rolling 12-Month Period
	December 31, 2012	September 30, 2012	December 31, 2011
Cash provided by operating activities	$1,100,848	$1,051,272	$1,180,046
Less: Distributions to noncontrolling interests	(113,504)	(115,223)	(100,653)

Cash provided by operating activities attributable to DaVita HealthCare Partners Inc.	987,344	936,049	1,079,393
Less: Expenditures for routine maintenance and information technology	(271,995)	(271,234)	(224,366)

Free cash flow	$715,349	$664,815	$855,027

DAVITA HEALTHCARE PARTNERS INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Total care dollars under management

In California, as a result of its managed care administrative services agreement with hospitals, HCP does not assume the direct financial risk for institutional (hospital) services, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In those cases, HCP recognizes the surplus of institutional revenue less institutional expense as HCP revenue. In addition to revenues recognized for financial reporting purposes, HCP measures its total care dollars under management, which includes the Per Member Per Month (PMPM) fee payable to third parties for institutional (hospital) services where HCP manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. HCP uses total care dollars under management as a supplement to GAAP revenues as it allows HCP to measure profit margins on a comparable basis across both the global capitation model (where HCP assumes the full financial risk for all services, including institutional services) and the risk sharing models (where HCP operates under managed care administrative services agreements where HCP does not assume the full risk), HCP believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that HCP has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments to third parties that are not recorded in our accounting records and have not been reviewed and are not otherwise subject to procedures by our independent auditors. The following table reconciles Total Care Dollars Under Management to medical revenues to the periods indicated. “Total Care Dollars Under Management” is a non-GAAP measure.

For the period November 1, 2012 through December 31, 2012
Medical revenues	$453,838
Less: Risk share revenue, net	(15,762)
Add: Institutional capitation amounts	175,651

Total care dollars under management	$613,727